Golden Bear Golf, Inc.
                             (a Florida corporation)


                        1,800,000 Shares of Common Stock






                               PURCHASE AGREEMENT






Dated: July __, 1996

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                                TABLE OF CONTENTS

PURCHASE AGREEMENT..........................................................1
     SECTION 1.  Representations and Warranties.............................3
            (a)Representations and Warranties by the Company................3
                       (i)Compliance with Registration Requirements.........3
                       (ii) Independent Accountants.........................4
                       (iii)Financial Statements............................4
                       (iv) No Material Adverse Change in Business..........5
                       (v)Good Standing of the Company......................5
                       (vi) Good Standing of Subsidiaries...................6
                       (vii)Capitalization..................................6
                       (viii)   Authorization of Agreements.................6
                       (ix) Authorization and Description of Securities.....7
                       (x)Absence of Defaults and Conflicts.................7
                       (xi) Absence of Labor Dispute........................8
                       (xii)Absence of Proceedings..........................8
                       (xiii)   Accuracy of Exhibits........................9
                       (xiv)Possession of Intellectual Property.............9
                       (xv) Absence of Further Requirements.................9
                       (xvi)Possession of Licenses and Permits..............10
                       (xvii)   Title to Property...........................10
                       (xviii)  Compliance with Cuba Act....................10
                       (xix)Investment Company Act..........................11
                       (xx) Environmental Laws..............................11
                       (xxi)Accounting Controls.............................11
                       (xxii)   Related Party Transactions..................12
                       (xxiii)  Registration Rights.........................12
                       (xxiv)   Reorganization..............................12
                       (xxv)Insurance.......................................12
                       (xxvi)   Dilutive Rights.............................12
            (b)Officer's Certificates.......................................13
            (c)Representations and Warranties by GBI........................13
                       (i)Authorization of Agreements.......................13
                       (ii) Absence of Defaults and Conflicts...............13
                       (iii)Absence of Further Requirements.................14
                       (iv) Absence of Proceedings..........................14
                       (v)Reorganization....................................14
                       (vi) Accuracy of Exhibits............................14
                       (vii)Compliance with Registration Requirements.......14
     SECTION 2.  Sale and Delivery to Underwriters; Closing.................15
            (a)Initial Securities...........................................15

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            (b)Option Securities............................................15
            (c)Payment......................................................16
            (d)Denominations; Registration..................................16
     SECTION 3.  Covenants of the Company...................................17
            (a)Compliance with Securities Regulations and Commission
                       Requests.............................................17
            (b)Filing of Amendments.........................................17
            (c)Delivery of Registration Statements..........................17
            (d)Delivery of Prospectuses.....................................18
            (e)Continued Compliance with Securities Laws....................18
            (f)Blue Sky Qualifications......................................19
            (g)Rule 158.....................................................19
            (h)Use of Proceeds..............................................19
            (i)Listing .....................................................19
            (j)Restriction on Sale of Securities............................19
            (k)Reporting Requirements.......................................20
            (l)Form SR..................................................... 20
            (m) Reserve Share Program.......................................20
     SECTION 4.  Payment of Expenses........................................20
            (a) Expenses....................................................20
            (b)Termination of Agreement.....................................21
     SECTION 5.  Conditions of Underwriters' Obligations....................21
            (a)Effectiveness of Registration Statement......................21
            (b)Opinion of Counsel for Company...............................22
            (c)Opinion of Counsel for Underwriters..........................22
            (d)Officers' Certificates.......................................22
            (e)Accountant's Comfort Letter..................................23
            (f)Bring-down Comfort Letter....................................23
            (g)Approval of Listing..........................................23
            (h)No Objection.................................................23
            (i)Lock-up Agreements...........................................23
            (j)Reorganization Agreement.....................................23
            (k)Consents.....................................................24
            (l)Conditions to Purchase of Option Securities..................24
            (m) Additional Documents........................................24
            (n)Termination of Agreement.....................................25
     SECTION 6.  Indemnification............................................25
            (a)Indemnification of Underwriters..............................25
            (b)Indemnification of Company, Directors and Officers...........26
            (c)Actions against Parties; Notification........................27
            (d)Settlement without Consent if Failure to Reimburse...........27
            (e)Reserve Share Program Indemnity..............................27

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     SECTION 7.  Contribution...............................................28
     SECTION 8.  Representations, Warranties and Agreements to Survive
                   Delivery................................................ 29
     SECTION 9.  Termination of Agreement...................................29
            (a)Termination; General.........................................29
            (b)Liabilities..................................................30
     SECTION 10.  Default by One or More of the Underwriters................30
     SECTION 11.  Notices...................................................31
     SECTION 12.  Parties...................................................31
     SECTION 13.  GOVERNING LAW AND TIME....................................32
     SECTION 14.  Effect of Headings........................................32

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                                                                   Draft of 7/2
                             Golden Bear Golf, Inc.

                             (a Florida corporation)

                        1,800,000 Shares of Common Stock

                           (Par Value $.01 Per Share)

                               PURCHASE AGREEMENT

                                                                  July __, 1996

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
William Blair & Company L.L.C.
Dean Witter Reynolds, Inc.
   as Representative of the several Underwriters
C/O MERRILL LYNCH & CO.
      MERRILL LYNCH, PIERCE, FENNER & SMITH
                    INCORPORATED
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

        Golden Bear Golf, Inc., a Florida corporation (the "Company"), and Golden Bear International, a Florida corporation ("GBI"), confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, William Blair & Company, L.L.C. and Dean Witter Reynolds, Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 270,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 1,800,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 270,000 shares of Common

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Stock subject to the option described in Section 2(b) hereof (the "Option
Securities") are hereinafter called, collectively, the "Securities".

        The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

        The Company and the Underwriters agree that up to 90,000 shares of the Securities to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to certain eligible employees, persons having business relationships with the Company and certain other individuals designated by the Company (the "Designated Participants"), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations, including the laws of foreign jurisdiction where the Reserved Securities may be offered. To the extent that such Reserved Securities are not so purchased by such Designated Participants by the end of the first Business Day after either (a) the latter of the date on which the original Registration Statement or any 462(b) Registration Statement has become effective or (b) if the Company has elected to rely on Rule 430A, the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-05581) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits and any schedules, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is

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

herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated July __, 1996 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").


        SECTION 1. REPRESENTATIONS AND WARRANTIES


        (A) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:


              (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

               At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact

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

        necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and to the Company's knowledge, the Prospectus and any Preliminary Prospectus comply or will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or the Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Reserve Share Program. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

               Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

              (ii) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants, entities for which financial statements are included in the Registration Statement as required by the 1933 Act and the 1933 Act Regulations.


              (iii) FINANCIAL STATEMENTS. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the combined entity consisting of Golden Bear Golf Centers, Inc., Paragon Golf Construction, Inc. and certain operations of GBF (the "Combined Entity") and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Combined Entity and its consolidated subsidiaries for the periods specified assuming the Reorganization had occurred as described in the Prospectus; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited or unaudited, as the case may be, financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.


              (iv) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and assuming that the Reorganization has been consummated, except as otherwise stated therein, (A) there has been no material adverse change in the condition, (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries or by GBI, with respect to the operations and assets of GBI to be contributed to the Company as part of the reorganization (the "Company Assets") or by Paragon Golf Construction, Inc. or Golden Bear Golf Centers, Inc. (together the "Acquired Subsidiaries") which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.


              (v) GOOD STANDING OF THE COMPANY. The Company is (a) a newly formed corporation with minimal operating history other than as described in the Prospectus and (b) has not entered into any material transactions other than as described in the Prospectus. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of Florida and has corporate power and authority to own, lease and operate its properties and to conduct its business as contemplated to be conducted as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.


              (v) GOOD STANDING OF SUBSIDIARIES. Each entity which will be a subsidiary of the Company (each a "Subsidiary" and, collectively, the


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        "Subsidiaries") upon consummation of the Reorganization, has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and upon consummation of the Reorganization will be owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. As of the date hereof, the Company does not have any subsidiaries. The only subsidiaries of the Company upon consummation of the Reorganization will be Paragon Golf Construction, Inc. and Golden Bear Golf Centers, Inc.


              (vii) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (assuming the consummation of the Reorganization) in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of options referred to in the Prospectus). The shares of issued and outstanding capital stock to be outstanding after the Reorganization have been duly authorized and validly issued and upon consummation of the Reorganization will be fully paid and non-assessable; none of the outstanding shares of capital stock of the Company or any shares to be issued in the Reorganization were issued in violation of the preemptive or other similar rights of any securityholder of the Company arising by operation of law, under the charter or by-laws of the Company, under any agreement to which the Company or any of its subsidiaries is a party or otherwise.


              (viii) AUTHORIZATION OF AGREEMENTS. This Agreement and the Agreement and Plan of Reorganization, dated as of June 7, 1996 by and among Golden Bear International, Inc., Golden Bear Golf, John Hines and the individuals and entities listed on Schedule 1 thereto (the "Reorganization Agreement") have been duly authorized, executed and delivered by the Company. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Reorganization Agreement, the Trademark License Agreement, Sublease and Sharing Agreement, Personal

        Services Management Agreement, Design Services Marketing Agreement, Marketing, Consulting and Cooperation Agreement and Registration Rights Agreement (each as defined in the Registration Statement and together the "Intercompany Agreements"); the Intercompany Agreements will be in the form delivered to you prior to the date hereof; the Reorganization Agreement constitutes, and the Intercompany Agreements when executed and delivered by the Company will constitute, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. At the Closing Time, the Company and GBI shall have duly executed and delivered the Intercompany Agreements and the Intercompany Agreements will conform in all material respects to the descriptions thereof contained in the Prospectus.


              (ix) AUTHORIZATION AND DESCRIPTION OF SECURITIES. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company.


              (x)ABSENCE OF DEFAULTS AND CONFLICTS . Neither the Company nor any of the Acquired Subsidiaries is in violation of its charter or by-laws. Neither the Company nor any of the Acquired Subsidiaries nor GBI with respect to the Company Assets is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Acquired Subsidiaries or GBI with respect to the Company Assets is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Acquired Subsidiaries or the Company Assets is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Reorganization Agreement and the Intercompany Agreements and the consummation of the transactions contemplated herein therein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds" and the Reorganization as described in the Prospectus under the caption "Reorganization") and compliance by the Company, the Acquired Subsidiaries, and GBI with respect to the Company Assets with their obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Acquired Subsidiary or GBI with respect to the Company Assets pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Acquired Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Acquired Subsidiary or GBI with respect to the Company Assets or any of their assets, properties or operations. As used in this Agreement, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Acquired Subsidiary or GBI with respect to the Company Assets.


              (xi) ABSENCE IF LABOR DISPUTE. No labor dispute with persons who will be employees of the Company or any Acquired Subsidiary at the time of the Closing exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.


              (xii) ABSENCE OFPROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Acquired Subsidiary, or with respect to the Company Assets, GBI which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of this Agreement, the Reorganization Agreement (as defined in the Prospectus), the Intercompany Agreements or the performance by the Company and GBI of their obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Acquired Subsidiary or GBI with respect to the Company Assets is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

              (xiii) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.


              (xiv) POSSESSION OF INTELLECTUAL PROPERTY. The Company and the Acquired Subsidiaries as of the Closing will own, possess, have licensed the rights to or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business to be operated by them as described in the Prospectus, and neither the Company, GBI nor any of the Acquired Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Acquired Subsidiaries therein upon consummation of the Reorganization, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.


              (xv)ABSENCE OF FURTHER REQUIREMENTS . No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, the Reorganization Agreement and the Intercompany Agreements except such as have been already obtained under the 1933 Act or the 1933 Act Regulations or state securities laws and such as have been obtained under the securities laws and regulations of foreign jurisdictions in which Reserved Securities are distributed in connection with the Reserve Share Program.


              (xvi) POSSESSION OF LICENSES AND PERMITS. The Company and the Acquired Subsidiaries as of the Closing will possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business to be operated by them as described in the Prospectus; the Company and the Acquired Subsidiaries and GBI with respect to the Company Assets are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such

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        Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of the Acquired Subsidiaries nor GBI with respect to the Company Assets has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.


              (xvii) TITLE TO PROPERTY. The Company and the Acquired Subsidiaries have or will have at the Closing Time good and marketable title to all real property owned by the Company and the Acquired Subsidiaries and good title to all other properties owned by them, in each case after giving effect to the Reorganization in all instances, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of the Acquired Subsidiaries; and all of the leases and subleases material to the business of the Company and the Acquired Subsidiaries, considered as one enterprise, and under which the Company or any of the Acquired Subsidiaries holds or will hold properties described in the Prospectus, are in full force and effect, and none of the Company or the Acquired Subsidiaries or GBI with respect to the Company Assets has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Acquired Subsidiaries or GBI with respect to the Company Assets under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or the Acquired Subsidiaries or GBI with respect to the Company to the continued possession of the leased or subleased premises under any such lease or sublease.


              (xviii) COMPLIANCE WITH CUBA ACT. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.


              (xix) INVESTMENT COMPANY ACT. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

              (xx) ENVIRONMENTAL LAWS. Except as described in the Registration Statement and except such violations as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company or the Acquired Subsidiaries or GBI with respect to the Company Assets is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and the Acquired Subsidiaries and GBI with respect to the Company Assets have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or the Acquired Subsidiaries or GBI with respect to the Company Assets and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Acquired Subsidiaries or GBI with respect to the Company Assets relating to any Hazardous Materials or the violation of any Environmental Laws.


              (xxi) ACCOUNTING CONTROLS. The Company and each of the Acquired Subsidiaries as of the Closing Time will maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
        (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.


              (xxii) RELATED PARTY TRANSACTIONS. There are no business relationships or related party transactions of the nature described in
        Item 404 of Regulation S-K involving the Company or any of the Acquired Subsidiaries and any person described in such Item that are required to be disclosed in the Registration Statement and which have not been so disclosed.


              (xxiii) REGISTRATION RIGHTS. Except as described in the Registration Statement, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.


              (xxiv) REORGANIZATION. The representations and warranties of the Company contained in the Reorganization Agreement are true and correct as of the date hereof. The assets and capital stock to be transferred to the Company have been placed in escrow on or prior to the date hereof and as of the Closing all of such assets and capital stock have been transferred to the Company and the escrow agreement entered into in connection therewith has been duly authorized, executed and delivered and is enforceable against the parties thereto in accordance with its terms.


              (xxv) INSURANCE. The Company and each of the Subsidiaries maintain insurance of the types and in the amounts that are reasonable for the business operated by them, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism, liability and malpractice, all of which insurance is in full force and effect.


              (xxvi) DILUTIVE RIGHTS. Except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any of the Acquired Subsidiaries or any security convertible into or exchangeable for capital stock of the Company or any of the Acquired Subsidiaries.


        (B) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company or any Acquired Subsidiary delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby. Any certificate signed by an officer of GBI delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by GBI to each Underwriter as to the matters covered thereby.


        (C) REPRESENTATIONS AND WARRANTIES BY GBI. GBI represents and warrants to each Underwriter as of the date hereof, as of Closing Time referred to in
Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in
Section 2(b) hereof and agrees with each Underwriter as follows:

              (i) AUTHORIZATION OF AGREEMENTS. GBI has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Reorganization Agreement and the Intercompany Agreements; the Intercompany Agreements will be substantially in the form delivered to you; the Reorganization Agreement and the Intercompany Agreements when executed and delivered by GBI will constitute valid and binding obligations of GBI, enforceable against GBI in accordance with their terms. At the Closing Time, GBI shall have duly executed and delivered the Intercompany Agreements and the Intercompany Agreements will conform in all material respects to the descriptions thereof contained in the Prospectus.


              (ii) ABSENCE OF DEFAULTS AND CONFLICTS. The execution, delivery and performance of this Agreement, the Reorganization Agreements, the Intercompany Agreements and the consummation of the transactions contemplated therein and in the Registration Statement (including the Reorganization as described in the Prospectus under the caption "Reorganization") and the compliance by GBI with its obligations hereunder and thereunder has been duly authorized by all necessary corporate action and does not and will not, whether with or without the giving of notice or passage of time, or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge of encumbrance upon any of the Company Assets under any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which GBI is a party or is bound or to which any of its property or assets is subject (except for such conflicts, breaches, or defaults or has charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of GBI or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over GBI or any of its assets, properties or operations.


              (iii) ABSENCE OF FURHTER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by GBI of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, the Reorganization Agreement and the Intercompany Agreements except such as have been already obtained under the state securities laws and such as have been obtained under the securities laws and regulations of foreign jurisdictions in which Reserved Securities are distributed in connection with the Reserve Share Program.


              (iv) ABSENCE OF PROCEEDINGS. There is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of GBI, threatened against or affecting GBI that is required to be disclosed in the Registration Statement or Prospectus or that, if determined adversely to GBI or any of its subsidiaries, might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Reorganization Agreement, the Intercompany Agreements and the Prospectus.


              (v) REORGANIZATION. The representations and warranties of GBI contained in the Reorganization Agreement are true and correct as of the date hereof.


              (vi) ACCURACY OF EXHIBITS. There are no contracts or documents to which GBI is a party of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto that are not described and filed as required.


              (vii) COMPLIANCE WITH REGISTRATION REQUIREMENTS. At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and to GBI's knowledge, the Prospectus and any Preliminary Prospectus comply or will comply in all material respects with any applicable laws or regulations of foreign jurisdiction in which the Prospectus or the Preliminary Prospectus, as amended or supplemented, if applicable are distributed in connection with the Reserve Share Program. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any

        Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

        SECTION 2.  SALE AND DELIVERY TO UNDERWRITERS; CLOSING.


        (A) INITIAL SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.


        (B) OPTION SECURITIES. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 270,000 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.


        (C) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the office of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, NY 10004, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (Eastern Time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

        In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company. Payment shall be made to the Company by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose check has not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.


        (D) DENOMINATIONS; REGISTRATION. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern Time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.


        SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:


              (A) COMPLIANCE WITH SECURITIOES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement, shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.


              (B) FILING OF AMENDMENTS. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.


              (C) DELIVERY OF REGISTRATION STATEMENT. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.


              (D) DELIVERY OF PROSPECTUSES. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.


              (E) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.


              (F) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.


              (G) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.


              (H) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."


              (I) LISTING. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.


              (J) RESTRICTION ON SALE OF SECURITIES. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan.


              (K) REPORTING REQUIREMENTS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.


              (L) FORM SR. The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations.

              (M) RESERVE SHARE PROGRAM. The Company hereby agrees that it will ensure that the Reserved Securities sold to persons pursuant to the Reserve Share Program will be restricted as required by the NASD or the NASD rules, from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any securities sold pursuant to the Reserve Share Program that are subject to a resale restriction, the Company agrees to reimburse the Underwriters for any reasonable expenses including, without limitation, legal expenses they incur directly in connection with such release.



        SECTION 4. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market and (xi) all costs and expenses of the Underwriters, including, without limitation (A) the fees and disbursements of counsel for the Underwriters and (B) stamp duties or similar taxes or duties in connection with matters related to the Reserved Securities which are designated by the Company for sale in connection with the Reserve Share Program.

        (B) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.


        SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or GBI or any Acquired Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company or GBI of their covenants and other obligations hereunder, and to the following further conditions:


        (A) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective on the date hereof and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).


              (B) OPINION OF COUNSEL FOR COMPANY. At Closing Time the Representatives shall have received the favorable opinion, dated as of Closing Time, of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. etc., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.


              (C) OPINION OF COUNSEL FOR UNDERWRITERS. At Closing Time the Representatives shall have received the favorable opinion, dated as of Closing Time, of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in (i), (v), (viii), (x) and (xi) inclusive, and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of the State of Florida, upon the opinions of Stearns Weaver Miller Weissler Alhaddef & Sitterson, P.A. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.


              (D) OFFICERS' CERTIFICATES. At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Change"), and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties in Section l(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

               At the Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any Material Adverse Change and the Representative shall have received a certificate of the President as Vice President of GBI and of the chief financial or chief accounting officer of GBI, dated as of closing time to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties in Section 1(c) hereof are true and correct with the same force and effect as thought expressly made at and as of Closing Time, and (iii) GBI has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to closing time.


              (E) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Representatives shall have received from Arthur Andersen, LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.


              (F) BRING-DOWN COMFORT LETTER. At Closing Time, the
        Representatives shall have received from Arthur Andersen, LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.


              (G) APPROVAL OF LISTING. At the Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.


              (H) NO OBJECTION. The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.


              (I) LOCK-UP AGREEMENTS. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.


              (J) REORGANIZATION AGREEMENT. The Reorganization as described in the Prospectus shall have been consummated in accordance with the terms of the Reorganization Agreement and there has been no amendment or modification to the Reorganization Agreement since the date of its execution.


              (K) CONSENTS. The Company has received consents to the transfer of licensing agreements to the Company from the parties to licensing agreements representing at least 95% of the licensing revenues of the Combined Entity as reflected in the 1995 annual and 1996 first quarter financial statements, which consents do not contain any material conditions or requirements to such transfer.


              (L) CONDITIONS TO PURCHASE OF OPTION SECURITIES. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative(s) shall have received:

               (i) OFFICERS' CERTIFICATE. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

               (ii) OPINION OF COUNSEL FOR COMPANY. The favorable opinion of Stearns Weaver Miller Weissler Alhadeff & Sittersson, P.A., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

               (iii)OPINION OF COUNSEL FOR UNDERWRITERS. The favorable opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

               (iv) BRING-DOWN COMFORT LETTER. A letter from Arthur Andersen LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.


              (M) ADDITIONAL DOCUMENTS . At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they May require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.


              (N) TERMNATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery as the case may be, and such termination shall be without liability of any party to any other party except as provided in
        Section 4 and except that Sections 1, 6 and 7 shall survive any such termination and remain in full force and effect.

        SECTION 6.  INDEMNIFICATION.


        (A) INDEMNIFICATION OF UNDERWRITERS. The Company and GBI, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in any supplied used in a foreign jurisdiction in connection with the reservation and sale of the Reserved Securities;

               (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by an governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

               (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (B) INDEMNIFICTION OF COMPANY, DIRECTORS AND OFFICERS. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).


        (C) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (D) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.


        (E) RESERVE SHARE PROGRAM. In connection with the Reserve Share Program, the Company and GBI, jointly and severally, agree to indemnify and hold harmless the Underwriters from and against any and all losses, expenses and liabilities incurred by them, as incurred, as a result of (i) the failure of the Designated Participants to pay for and accept delivery of shares which, at any time following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase and (ii) the violation of any laws of foreign jurisdictions where Reserved Securities have been offered pursuant to the Reserve Share Program.


        SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any such losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and GBI on the one hand and the Underwriters on the other hand from the offering of the Securities and the transactions contemplated by this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and GBI on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any failure of the nature referred to in Section 6(a)(ii)(A) and 6(e) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company and GBI on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of the Securities as set forth on such cover.

        The relative fault of the Company and GBI on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or GBI on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any failure of the nature referred to in Section 6(a)(ii)(A) and 6(e) hereof.

        The Company, GBI and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission or any failure of the nature referred to in Section 6(a)(ii)(A) 6(e) hereof.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

        SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or GBI submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or GBI, and shall survive delivery of the Securities to the Underwriters.

        SECTION 9.  TERMINATION OF AGREEMENT.


        (A) TERMINATION. general The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by any Federal, New York or Florida authority.


        (B) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

        SECTION 10 DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative(s) shall not have completed such arrangements within such 24-hour period, then:

               (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

               (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

        No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representative(s) or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.


        SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of James Hislop; with a copy to Valerie Ford Jacob, Esq., Fried, Frank, Harris, Shriver and Jacobson, One New York Plaza, New York, New York 10004; and notices to the Company shall be directed to it at Golden Bear Golf, Inc., 11780 U.S. Highway #1, North Palm Beach, Florida, 33408, attention of Richard P. Bellinger; with copies to Alison W. Miller, Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., Museum Tower, Suite 2200, 150 West Flagler Street, Miami, Florida 33130 and to Joseph Fleming, Fleming, Haile, Shaw and Gundlach, 11780 U.S. Highway One, Suite 300, North Palm Beach, Florida 33408.


        SECTION 12. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.


        SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.


        SECTION 14. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                            Very truly yours,

                                            Golden Bear Golf, Inc.



                                            By
                                               -----------------------------
                                               Title:


                                            Golden Bear International, Inc.



                                            By
                                              ------------------------------
                                              Title:

CONFIRMED AND ACCEPTED
as of the date first above written:


MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED
WILLIAM BLAIR & COMPANY L.L.C.
DEAN WITTER RENYOLDS, INC.

BY:       MERRILL LYNCH, PIERCE, FENNER & SMITH
                                   INCORPORATED


By
   -------------------------------------------
           Authorized Signatory


For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                                 Number of
                                                                  Initial
        NAME OF UNDERWRITER                                      Securities
        -------------------

Merrill Lynch, Pierce, Fenner & Smith
               Incorporated...........................

WILLIAM BLAIR & COMPANY, L.L.C.

DEAN WITTER REYNOLDS, INC.............................





                                                               ----------------

Total..................................................            1,800,000
                                                               ================

                                   SCHEDULE B

                             Golden Bear Golf, Inc.
                        1,800,000 Shares of Common Stock
                           (Par Value $.01 Per Share)



        1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $ /bullet/.

        2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $ /bullet/, being an amount equal to the initial public offering price set forth above less $ /bullet/ per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                     Sch B-1

                                  [SCHEDULE C]

                          [List of persons and entities
                               subject to lock-up]



Jack W. Nicklaus

Golden Bear International Inc.

Richard P. Bellinger and Barbara P. Nicklaus as co-trustees of Trusts for the benefit of Mr. and Mrs. Nicklaus' children

Richard P. Bellinger

Mark F. Hesemann

Thomas P. Hislop

Jack P. Bates


                                     Sch C-1

                                                                   Exhibit A



                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

                      [Letterhead of Stearns Weaver Miller
                      Weissler Alhaddef & Sitterson, P.A.]

July __, 1996

MERRILL LYNCH, PIERCE, FENNER & SMITH
                               INCORPORATED
William Blair & Company, LLC
Dean Witter Reynolds Inc.
As Representatives of the Several Underwriters
      c/o Merrill Lynch, Pierce, Fenner & Smith
                                    Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1201

Ladies and Gentlemen:

        We have acted as special counsel to Golden Bear Golf, Inc. (the "Company") and Golden Bear International, Inc. ("GBI") in connection with the underwritten public offering of 2,070,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company, of which 270,000 shares will be sold pursuant to the exercise of over-allotment options. This opinion is delivered to you pursuant to Section 5(b) of the Purchase Agreement among the Underwriters named in Schedule A thereto, the Company and GBI (the "Purchase Agreement"). All capitalized terms used herein that are defined in, or by reference in, the Purchase Agreement have the meanings assigned to such terms therein, or by reference therein, unless defined herein. All references herein to the Registration Statement refer solely to the Registration Statement (File No. 333-5581).

       In connection with this opinion, we have examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, the Acquired Subsidiaries, GBI, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company, the Acquired Subsidiaries, GBI and others as we have deemed necessary or appropriate for the purposes of this opinion.

        In all such examinations, we have assumed the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Purchase Agreement and certificates and oral or written statements and other information of or from representatives of the Company, the Acquired Subsidiaries and GBI and others and assume compliance on the part of all parties to the Agreements with their covenants and agreements contained therein.

        Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

        (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Florida. GBI has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Florida.

        (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as contemplated to be conducted as described in the Prospectus, and each of the Company and GBI have the corporate power and authority to enter into and perform their obligations under the Purchase Agreement.

        (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

        (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

        (v) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by Tthe

Company pursuant to the Purchase Agreement against payment of the consideration st forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

        (vi) The issuance of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company.

        (vii) Each Acquired Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Acquired Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge and information, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Acquired Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Acquired Subsidiary.

        (viii) The Purchase Agreement has been duly authorized, executed and delivered by the Company and GBI.

        (ix) The Company and GBI have all requisite corporate power and authority to execute, deliver and perform their obligations under the Reorganization Agreement and the Intercompany Agreements; the Reorganization Agreement and the Intercompany Agreements have been duly authorized and validly executed by the Company and constitute valid and binding obligations of the Company and GBI, enforceable against the Company and GBI in accordance with their terms, except as such enforceability may be initiated by (i) bankruptcy, insolvency, reorganization moratorium of other similar laws affecting creditors rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a preceding in equity or at law). The Intercompany Agreements and the Intercompany Agreements conform in all material respects to the descriptions thereof contained in the Prospectus.

        (x) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our my knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

        (xi) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 434 Information and the Rule 434 Information, as applicable, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

        (xii) If Rule 434 has been relied upon, the Prospectus was not "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

        (xiii) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the Nasdaq National Market.

        (xiv) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any Acquired Subsidiary or GBI with respect to the Company Assets is a party, or to which the property of the Company or any Acquired Subsidiary or GBI with respect to the Company Assets is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the Purchase Agreement or the performance by the Company or GBI of their obligations thereunder.

        (xv) The information in the Prospectus under "Description of Capital Stock--Common Stock," "Business--Property," "Business--Litigation," "Description of Capital Stock--Preferred Stock," "Certain Federal Income Tax Considerations" and "Certain Relationships and Related Transactions" and in the Registration Statement under item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects and fairly summarize the matters described therein.

        (xvi) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

        (xvii) All descriptions in the Prospectus of contracts and other documents to which the Company, the Acquired Subsidiaries or GBI with respect to the Company Assets are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

        (xviii)No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement, the Reorganization Agreement and the Intercompany Agreements or for the offering, issuance or sale of the Securities or the Reorganization.

        (xix) The execution, delivery and performance of the Purchase Agreement the Reorganization Agreement and the Intercompany Agreements and the consummation of the transactions contemplated in the Purchase Agreement, the Reorganization Agreement and the Intercompany Agreements and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use Of Proceeds") and compliance by the Company and GBI with their obligations under the Purchase Agreement will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1 (a)(x) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Acquired Subsidiary or GBI with respect to the Company Assets, pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any Acquired Subsidiary or GBI is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Acquired Subsidiary or GBI with respect to the Company Assets is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Acquired Subsidiary or GBI, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Acquired Subsidiary or GBI or any of their respective properties, assets or operations.

        (xx) To the best of their knowledge and information, there are no Persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

        (xxi) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

        (xxii) Except as disclosed in the Prospectus, the Company and the Acquired Subsidiaries together own or have rights to use the trademarks Nicklaus, Jack Nicklaus and Golden Bear (the "Principal Trademarks") in their businesses as described in the Prospectus, without any conflict, including any claims whether threatened or pending, actions, suits, oppositions, cancellations or other proceedings (collectively, "Claims") known to such counsel with any intellectual property rights of third parties that would, individually or in the aggregate, have a Material Adverse Effect and to such counsel's knowledge, there is no infringement by others of the Principal Trademarks, that would, individually or in the aggregate, have a Material Adverse Effect. GBI, the Company and the Acquired Subsidiaries have taken all necessary and desirable action to maintain and protect the Principal Trademarks that they own or use relating to the businesses of the Company or the Acquired Subsidiaries including registration in the name of the Company, GBI or its Acquired Subsidiaries in the United States Patent and Trademark Office or any foreign equivalent. Such Principal Trademark that the Company and its Acquired Subsidiaries own or under which they are licensed are valid, enforceable, in good standing and uncontested and not subject to any liens or encumbrances or rights thereto or therein by third parties, other than the license agreements entered into by the Company and its Acquired Subsidiaries, nor are there any Claims challenging or questioning the validity, ownership or enforceability of the Principal Trademark or any license or agreement related thereto, nor to our knowledge is any such Claim threatened nor is there a valid basis for any such Claim except for exceptions to the foregoing that are not expected to have a Material Adverse Effect on the Company or its Acquired Subsidiaries.

        Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which such counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        The opinions expressed herein are limited to the laws of the United States of America, the laws of the State of New York, and the laws of the State of Florida, as currently in effect.

        The opinions expressed herein are solely for your benefit in connection with the Purchase Agreement and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without our prior written consent. Such opinion shall not state that it is governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                Very truly yours,


                                                Stearns Weaver Miller Weissler
                                                Alhaddef & Sitterson, P.A.

[FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER STOCKHOLDERS PURSUANT TO
 SECTION 5(I)]


                                                                      Exhibit B
                                  July __, 1996
  MERRILL LYNCH & CO.
  Merrill Lynch, Pierce, Fenner & Smith
             Incorporated,
  WILLIAM BLAIR & COMPANY L.L.C.
  DEAN WITTER REYNOLDS, INC.
   as Representative(s) of the several
   Underwriters to be named in the
   within-mentioned Purchase Agreement
   C/O MERRILL LYNCH & CO.
         MERRILL LYNCH, PIERCE, FENNER & SMITH
                        INCORPORATED
North Tower
World Financial Center
New York, New York 10281-1209

Re:   PROPOSED PUBLIC OFFERING BY GOLDEN BEAR GOLF, INC.
      --------------------------------------------------
Dear Sirs:


        The undersigned, a stockholder [and an officer and/or director]1 of [Golden Bear Golf, Inc., a Florida corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") William Blair & Company L.L.C., Dean Witter Reynolds, Inc. propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $[.01] per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 180 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of,

- --------------------------------
1  Delete or revise bracketed language as appropriate.

or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise,

                                   Very truly yours,



                                   Signature:
                                             ---------------------------------
                                   Print Name:
                                             ---------------------------------

                                                                  Annex A

     [FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(e)]

  We are independent public accountants with respect to the Combined Entity within the meaning of the 1933 Act and the applicable published 1933 Act Regulations

               (i) in our opinion, the audited financial statements and the related financial statement schedules included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder;

               (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim consolidated financial statements for the three month periods ended March 31, 1996 and March 31, 1995, included in the Registration Statement and the Prospectus (collectively, the "Quarterly Financials"), a reading of the minutes of all meetings of the stockholders and directors of the Company, GBI and the Acquired Subsidiaries and the Committees of GBI, the Company and the Acquired Subsidiaires, Boards of Directors and any subsidiary committees since January 1, 1996, inquiries of certain officials of the Company, the Acquiried Subsidiaries and GBI responsible for financial and accounting matters, a review of interim financial information in accordance with standards established by the American Institute of Certified Public Accountants in Statement on Auditing Standards No. 71, Interim Financial Information ("SAS 71"), with respect to the three month periods ended March 31, 1995 and March 31, 1996 and such other inquiries and procedures as may be specified in such letter, nothing came to our attention that caused us to believe that:

               (A) the unaudited consolidated financial statement included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or any material modifications should be made to the unaudited consolidated financial statements included in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles;

               (B) at June 30, 1996 and at a specified date not more than five days prior to the date of this Agreement, there was any change in the dollar amount of capital stock or paid-in capital, of the Company and its subsidiaries or any increase in the long-term debt of the Company and its subsidiaries or any decrease in the net current assets or shareholders equity of the Company and its subsidiaries, in each

                                      M-1

        case as compared with amounts shown in the latest balance sheet included in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur; or

               (C) for the period from June 30, 1996 to a specified date not more than five days prior to the date of this Agreement, there was any decrease in total net revenues, operating income or pro forma net income, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred or may occur;

               (iii) based upon the procedures set forth in clause (ii) above and a reading of the Selected Financial Data included in the Registration Statement, nothing came to our attention that caused us to believe that the Selected Financial Data included in the Registration Statement do not comply as to form in all material respects with the disclosure requirements of Item 301 of Regulation S-K of the 1933 Act, that the amounts included in the Selected Financial Data are not in agreement with the corresponding amounts in the audited consolidated financial statements for the respective periods, or that the financial statements not included in the Registration Statement from which certain of such data were derived are not in conformity with generally accepted accounting principles;

               (iv) we have compared the information in the Registration Statement under selected captions with the disclosure requirements of Regulation S-K of the 1933 Act and on the basis of limited procedures specified herein. nothing came to our attention that caused us to believe that this information does not comply as to form in all material respects with the disclosure requirements of Items 302, 402 and 503(d), respectively, of Regulation S-K;

               (v) we are unable to and do not express any opinion on the Pro Forma Combining Statement of Operations (the "Pro Forma Statement") included in the Registration Statement or on the pro forma adjustments applied to the historical amounts included in the Pro Forma Statement; however, for purposes of this letter we have:

               (A)  read the Pro Forma Statement;

               (B) performed an audit of the annual financial statements to which the pro forma adjustments were applied and a review in accordance with SAS 71 of the quarterly financial statements as to which the pro forma adjustments were applied;

               (C) made inquiries of certain officials of GBI, the Company and the Acquired Subsidiaries, who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Statement complies as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

               (D) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Statement; and

               on the basis of such procedures and such other inquiries and procedures as specified herein, nothing came to our attention that caused us to believe that the Pro Forma Statement included in the Registration Statement does not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and

               (vi) in addition to the procedures referred to in clause (ii) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Combined Entity.